EXHIBIT 10.40
USEC Proprietary Information
Contract No. 727613
Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission. Asterisks denote such redactions.
USEC Inc.
Centrifuge Commercial Plant Casing Manufacturing
CONTRACT NUMBER: 727613 Revision 1
CONTRACTOR: Major Tool and Machine, Inc
EFFECTIVE DATE: November 3, 2009
Contract Purchase Agreement
IN WITNESS WHEREOF, the Parties have caused this Revision 1 to be signed by their duly authorized representatives as of the Effective Date.

USEC Inc.	Major Tool and Machine, Inc.

By: /s/ Charles W. Kerner	By: /s/ Natalie A. G. Weir

Name: Charles W. Kerner	Name: Natalie A. G. Weir

Title: Director, Contracts and Materials	Title: Chief Financial Officer
USEC Proprietary Information

USEC Proprietary Information
Contract No. 727613
CONTRACT NUMBER: 727613
DATE: November 3, 2009
Revision 1
     USEC Inc., a Delaware corporation, (“Corporation”), and Major Tool and Machine, Inc., an Indiana corporation (“Contractor”) (the Corporation and Contractor being referred to herein individually as a “Party” and together, as the “Parties”) desire to modify the Contract for Centrifuge Commercial Plant Casing Manufacturing, Contract No. 727613 (“Contract”) for the purpose of:
(1)	acknowledging a change to the schedule of delivery;

(2)	fully satisfying any claim by Contractor for any equitable adjustment related to principal and interest payments for the real property located at 2045 Andrew J. Brown, Indianapolis, Indiana (also referred to herein as “Building B-20”), based on the revision of the delivery schedule prior to September 1, 2009, by providing for additional pre-payments by the Corporation based upon Building B-20 principal and interest;

(3)	providing for a corresponding credit against the price of the Casings actually purchased by Corporation pursuant to the mutually agreed upon new Attachment III; and

(4)	Establishing a basis for equitable adjustment payments from September 1, 2009 through commencement of production under a new Attachment III.
     All other adjustments relating to periods prior to September 1, 2009 as a consequence of the change to the delivery schedule prior to September 1, 2009 were resolved pursuant to a separate letter agreement between the Parties dated September 18, 2009 (the “Letter Agreement”); provided, however, the Parties acknowledge that Contractor remains entitled to an equitable adjustment (and to its other rights and remedies under the Contract for non-payment of such equitable adjustment) for all periods on or after September 1, 2009 for (a) the change in the delivery schedule occurring prior to September 1, 2009 for all items of cost and expense other than with respect to Building B-20 principal and interest and (b) any change to an agreed delivery schedule that occurs on or after September 1, 2009.
     In consideration of the mutual promises hereinafter set forth, the Parties hereby agree to the following modification of the Contract:
1.	Attachment III to the Contract is hereby deleted. The Parties agree that a new revised schedule (and Attachment III) will be developed and mutually agreed upon when the Corporation secures funding to construct the ACP through the DOE Loan Guarantee program or other source(s). Corporation acknowledges that such schedule will require
USEC Proprietary Information

USEC Proprietary Information
Contract No. 727613
adequate time for Contractor to order supplies, install additional equipment and increase staff at Contractor’s facility before volume manufacturing can commence.

2.	All references to December 31, 2012, in Articles II and XVIII are hereby replaced with references to December 31, 2013. Notwithstanding the foregoing, Contractor may terminate the Contract by written notice to the Corporation (and such termination shall be deemed for all purposes to be a termination by the Corporation under Paragraph 21(a)(i) of the General Terms and Conditions (Exhibit A) of the Contract), after December 31, 2011, if Corporation has not obtained completion financing for the American Centrifuge Plant as of December 31, 2011.

3.	Article XXV, Technical Representation is hereby modified by (a) deleting “Jim Rivers” and inserting in place thereof “Greg Balek” and (b) deleting “Matt Stanke” and inserting in place thereof “Duke Hughes.”

4.	Article III Non-Recurring Costs is hereby modified by:
a.	changing the heading to read “III. Non-Recurring Costs/Prepayment”;

b.	adding immediately prior to the first paragraph a new subheading to read as follows: “A. Non-Recurring Costs”; and

c.	adding at the end of the section the following new subsection:
B. Prepayment

Due to the change prior to September 1, 2009 in the schedule for delivery of Casings under this Contract, Corporation shall make monthly prepayments on future Casings delivery sized to represent a portion of Contractor’s principal and interest costs associated with Building B-20. These prepayments shall be made in the amounts as specified in new Attachment IV, shall not be refundable to Corporation under any circumstances, and shall not be affected by any increase or decrease of Contractor’s payments under its mortgage or other financing arrangements related to Building B-20, including any changes resulting from any refinancing, prepayment, second mortgage, extension or other similar voluntary action by Contractor. The initial prepayment shall be due upon the execution and delivery of Revision 1 and shall be equal to the aggregate of all amounts set forth in Attachment IV which are due and payable on or before the date of execution and delivery of Revision 1 by wire transfer of immediately available funds (or by Corporation’s check delivered to Contractor on or before such date). Subsequent required prepayments are specified in Attachment IV and shall be paid by Corporation on or before the 25th of each month by wire transfer of immediately available funds (or by Corporation’s check delivered to Contractor on or before such date). Corporation’s obligation to make the prepayments as specified herein (and Attachment IV) shall survive any termination or suspension of this Contract except for a termination resulting from Contractor’s uncured default under this
USEC Proprietary Information

USEC Proprietary Information
Contract No. 727613
Contract. In the event that Corporation fails to timely make a prepayment when due, and such non-payment shall remain uncured for 30 days after notice from Contractor is delivered to Corporation, Contractor may declare all unpaid prepayments specified under Principal Amount in Attachment IV, regardless of the date for payment of such prepayment as reflected therein, immediately due and payable (along with all prepayments under Interest Amount in Attachment IV through the date Corporation actually makes payment in full of all of the Principal Amounts to Contractor).
5.	Article IV. A of the Contract is hereby deleted and replaced with the following:

A. Price Prior to Production under Attachment III
The price per Casing from September 1, 2009 until commencement of production under a new mutually agreed upon Attachment III shall be mutually agreed by the Parties. Quantities ordered prior to agreement to a new schedule as described in paragraph 1 of Revision 1 to the Contract shall be determined by Corporation. In addition, Corporation shall pay to Contractor a Level Billing Amount of ***** per month plus any amounts to retain personnel agreed by the Parties (provided, that such costs shall not be duplicated in the price of any Casings sold during the same period) until and excluding the month in which production is scheduled to commence under a new mutually agreed upon Attachment III. The Level Billing Amount is subject to review at six month intervals for increases or decreases based on actual costs incurred (or to be incurred) by Contractor.
6.	Article IV. B of the Contract is hereby amended to add the following at the end thereof “, minus ***** per Casing purchased under the new mutually agreed Attachment III until the aggregate prepayments actually paid by Corporation to Contractor under Article III. B of this Contract are fully recovered by Corporation from actual purchases of such Casings.”
7.	Paragraph 21 (d) of the General Terms and Conditions (Exhibit A) of the Contract is hereby deleted and replaced with the following:
(d) The Corporation’s Obligations Upon Termination or Suspension. Upon the Corporation’s termination or suspension of this Contract for any reason other than an uncured Default, the Corporation shall pay (i) the Contractor’s actual, reasonable and verifiable costs and expenses, including reasonable indirect, overhead and administrative costs (which is mutually agreed by the Parties to be an amount equal to *****) as a consequence of such termination or suspension, (ii) any costs which the Corporation is required to pay or reimburse the Contractor under this Contract, including the amounts due and payable as of the date of termination under Article III. B of this Contract (provided that Contractor remains entitled to payments due and payable after the date of termination as set forth in Article III.B), and (iii) all amounts due and payable to Contractor under this Contract for performance prior to the date of termination or suspension. Except as provided above, Corporation shall not be liable for lost or anticipated profit or unabsorbed indirect costs or overheads. In no event, except as provided above, shall the Corporation’s liability for all such termination or
USEC Proprietary Information

USEC Proprietary Information
Contract No. 727613
suspension expenses exceed the unpaid balance that would have been payable by Corporation if both Parties had fully performed under this Contract through the scheduled expiration date of this Contract. The right of reimbursement and compensation set forth herein shall be the Contractor’s exclusive remedy in the event of such termination or suspension. Upon the Corporation’s payment to the Contractor in accordance with this subparagraph, title to any completed Supplies, manufacturing materials and other things for which the Corporation has paid (other than any equipment) shall vest in the Corporation, and the Contractor shall protect and preserve the property in its possession in which the Corporation has an interest and, upon the Buyer’s direction, deliver same to the Corporation (at Corporation’s expense). Alternatively, at the Buyer’s option, the Contractor shall attempt to sell or dispose of all or part of the same, whereupon the Corporation shall be entitled to the benefits of any value received (less any expenses of sale which shall be retained by Contractor).
8.	The Corporation hereby agrees (a) that Contractor may enter into ***** (and perform such contracts) so long as Contractor does not enter into a contract (or perform work) ***** and (b) the provisions of Paragraph 7(a) of the General Terms and Conditions (Exhibit A) of the Contract shall *****.

9.	Article XVI and Article XVIII are hereby amended by deleting the words “or suspension.”

10.	The Letter Agreement shall be deemed to be a mutually agreed upon amendment and modification to the Contract (and a default in performance of any obligation or responsibility thereunder shall be default under the Contract), as further amended and supplemented by this Revision 1. A default in the performance of any obligation or responsibility under this Revision 1 shall be a default under the Contract.

11.	In return for the agreement to make payment in full of all of the prepayments described in Paragraph 4(c) of this Revision 1 and other good and valuable consideration received, Contractor agrees that any claim for an equitable adjustment to the Contract due to the change in delivery schedule prior to September 1, 2009 with respect to the principal and interest costs for Building B-20 is fully satisfied, and hereby waives and releases the Corporation from any liability related to, any claims, known or unknown, under contract, tort or any other theory related to such principal and interest costs unless Corporation defaults in making such prepayments as required hereby.
USEC Proprietary Information

Contract Number 727613
Attachment IV
Building B-20 Principal and Interest Payments
Payment Schedule

Month	Principal Balance	Principal Payment	Interest Payment	Total Payment
Apr-09	*****	*****	*****	*****
May-09	*****	*****	*****	*****
Jun-09	*****	*****	*****	*****
Jul-09	*****	*****	*****	*****
Aug-09	*****	*****	*****	*****
Sep-09	*****	*****	*****	*****
Oct-09	*****	*****	*****	*****
Nov-09	*****	*****	*****	*****
Dec-09	*****	*****	*****	*****
Jan-l0	*****	*****	*****	*****
Feb-l0	*****	*****	*****	*****
Mar-10	*****	*****	*****	*****
Apr-l0	*****	*****	*****	*****
May-l0	*****	*****	*****	*****
Jun-l0	*****	*****	*****	*****
Jul-10	*****	*****	*****	*****
Aug-l0	*****	*****	*****	*****
Sep-l0	*****	*****	*****	*****
Oct-l0	*****	*****	*****	*****
Nov-10	*****	*****	*****	*****
Dec-l0	*****	*****	*****	*****
Jan-11	*****	*****	*****	*****
Feb-11	*****	*****	*****	*****
Mar-11	*****	*****	*****	*****
Apr-l1	*****	*****	*****	*****
May-11	*****	*****	*****	*****
Jun-11	*****	*****	*****	*****
Jul-11	*****	*****	*****	*****
Aug-11	*****	*****	*****	*****
Sep-l1	*****	*****	*****	*****
Oct-11	*****	*****	*****	*****
Nov-11	*****	*****	*****	*****
Dec-11	*****	*****	*****	*****
Jan-12	*****	*****	*****	*****
Feb-12	*****	*****	*****	*****
Mar-12	*****	*****	*****	*****
Apr-12	*****	*****	*****	*****
May-12	*****	*****	*****	*****
Jun-12	*****	*****	*****	*****
Jul-12	*****	*****	*****	*****
Aug-12	*****	*****	*****	*****
USEC Proprietary Information

Contract Number 727613
Attachment IV
Building B-20 Principal and Interest Payments

Month	Principal Balance	Principal Payment	Interest Payment	Total Payment
Sep-12	*****	*****	*****	*****
Oct-12	*****	*****	*****	*****
Nov-12	*****	*****	*****	*****
Dec-12	*****	*****	*****	*****
Jan-13	*****	*****	*****	*****
Feb-13	*****	*****	*****	*****
Mar-13	*****	*****	*****	*****
	*****	*****	*****	*****
Total	*****	*****	*****	*****
USEC Proprietary Information